UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HSBC USA INC.

(Exact name of registrant as specified in its charter)

Maryland	13-2764867
(State of incorporation or organization)	(I.R.S. Employee Identification No.)

452 Fifth Avenue

New York, New York 10018

(Address of principal executive officers)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Floating Rate Non-Cumulative Preferred Stock, Series F	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-42421

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the general terms and provisions of the Floating Rate Non-Cumulative Preferred Stock, Series F, stated value $25 per share (the “Preferred Stock”) of HSBC USA Inc. (the “Registrant”), to be registered hereunder is incorporated herein by reference to the description included under the caption “Description of the Series F Preferred Stock” in the Prospectus Supplement dated March 30, 2005, as transmitted for filing with the Securities and Exchange Commission (the “Commission”) on April 1, 2005 pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”), to the Prospectus dated April 24, 2002 (the “Prospectus”) included as part of the Registrant’s Registration Statement on Form S-3 (No. 333-42421) and under the caption “Description of Preferred Stock” in the Prospectus. For purposes of that description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act that purports to describe the Preferred Stock shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

3.1	Registrant’s Articles of Incorporation and amendments and supplements thereto (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000).

3.2	Articles of Amendment to HSBC USA Inc.’s Articles of Incorporation increasing the number of authorized shares of the Registrant’s preferred stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 4, 2005).

3.3	Articles Supplementary to Registrant’s Articles of Incorporation establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 4, 2005).

3.4	Form of certificate representing the Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 4, 2005).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf of HSBC USA Inc. by the undersigned, thereto duly authorized.

HSBC USA INC.
(Registrant)

By:	/s/ Joseph R. Simpson Senior Vice President and Controller

Dated: April 6, 2005

Exhibit Index

Exhibit No.
3.1	Registrant’s Articles of Incorporation and amendments and supplements thereto (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000).

3.2	Articles of Amendment to HSBC USA Inc.’s Articles of Incorporation increasing the number of authorized shares of the Registrant’s preferred stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 4, 2005).

3.3	Articles Supplementary to Registrant’s Articles of Incorporation establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 4, 2005).

3.4	Form of certificate representing the Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on April 4, 2005).